CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of EnergyNorth, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-3, File No. 33-58127 of our reports dated November 1, 1996, included in EnergyNorth, Inc.'s Form 10-K for the year ended September 30, 1996, and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP


Boston, Massachusetts
December 20, 1996